Exhibit 13(a)(1)

SSGA FUNDS

STATE STREET MASTER FUNDS

STATE STREET INSTITUTIONAL INVESTMENT TRUST

ELFUN TRUSTS

ELFUN INTERNATIONAL EQUITY FUND

ELFUN INCOME FUND

ELFUN TAX-EXEMPT INCOME FUND

ELFUN DIVERSIFIED FUND

ELFUN GOVERNMENT MONEY MARKET FUND

STATE STREET NAVIGATOR SECURITIES LENDING TRUST

STATE STREET INSTITUTIONAL FUNDS

STATE STREET VARIABLE INSURANCE SERIES FUNDS, INC. (THE “COMPANY”)1

CODE OF CONDUCT FOR PRINCIPAL EXECUTIVE AND

PRINCIPAL FINANCIAL OFFICERS

As of September 20, 2017

I.	Covered Officers/Purpose of the Code

This Code of Conduct (the “Code”) shall apply to the Trust/Company’s Principal Executive Officer, Principal Financial Officer, Controller, Principal Accounting Officer and persons performing similar functions (the “Covered Officers,” each of whom is named in Exhibit A attached hereto) for the purpose of promoting:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•

full, fair, accurate, timely and understandable disclosure in reports and documents that the Trust/Company files with, or submits to, the Securities and Exchange Commission (“SEC”) and in other public communications made by the Trust/Company;

•	compliance with applicable laws and governmental rules and regulations;

•	the prompt internal reporting of violations of the Code to an appropriate person or persons identified in the Code; and

•	accountability for adherence to the Code.

[1]

Unless otherwise noted, the singular term “Trust/Company” used throughout this document means each of SSGA Funds, State Street Master Funds, State Street Institutional Investment Trust, State Street Navigator Securities Lending Trust, Elfun Government Money Market Fund, Elfun Tax-Exempt Income Fund, Elfun Income Fund, Elfun Diversified Fund, Elfun International Equity Fund, Elfun Trusts, State Street Institutional Funds, and State Street Variable Insurance Series Funds, Inc.

Each Covered Officer should adhere to a high standard of business ethics and should be sensitive to situations that may give rise to actual as well as apparent conflicts of interest.

II.	Covered Officers Should Handle Ethically Actual and Apparent Conflicts of Interest

Overview. A “conflict of interest” occurs when a Covered Officer’s private interest interferes with the interests of, or his service to, the Trust/Company. For example, a conflict of interest would arise if a Covered Officer, or a member of his family, receives improper personal benefits as a result of his position with the Trust/Company. Covered Officers must avoid conduct that conflicts, or appears to conflict, with their duties to the Trust/Company. All Covered Officers should conduct themselves such that a reasonable observer would have no grounds for belief that a conflict of interest exists. Covered Officers are not permitted to self-deal or otherwise to use their positions with the Trust/Company to further their own or any other related person’s business opportunities.

This Code does not, and is not intended to, repeat or replace the compliance programs and procedures or codes of ethics of the Trust/Company or the Trust/Company’s investment adviser or distributor.

Although typically not presenting an opportunity for improper personal benefit, conflicts may arise from, or as a result of, the contractual relationship between the Trust/Company and its service providers, including the investment adviser, of which the Covered Officers may be officers or employees. As a result, this Code recognizes that the Covered Officers will, in the normal course of their duties (whether formally for the Trust/Company, the investment adviser, or other service providers), be involved in establishing policies and implementing decisions that will have different effects on the service providers and the Trust/Company. The participation of the Covered Officers in such activities is inherent in the contractual relationship between the Trust/Company and its service providers and is consistent with the performance by the Covered Officers of their duties as officers of the Trust/Company. Thus, if performed in conformity with the provisions of the Investment Company Act of 1940, as amended (“Investment Company Act”) and the Investment Advisers Act of 1940, as amended, such activities will be deemed to have been handled ethically. In addition, it is recognized by the Trust/Company’s Board of Trustees/Directors (the “Board”) that the Covered Officers may also be officers or employees of one or more other investment companies covered by this or other codes.

The following list provides examples of conflicts of interest under the Code, but Covered Officers should keep in mind that these examples are not exhaustive. The overarching principle is that the personal interest of a Covered Officer should not be placed improperly before the interest of the Trust/Company.

* * * *

Each Covered Officer must not:

•

use his personal influence or personal relationship improperly to influence investment decisions or financial reporting by the Trust/Company whereby the Covered Officer would benefit personally to the detriment of the Trust/Company;

•	cause the Trust/Company to take action, or fail to take action, for the individual personal benefit of the Covered Officer rather than the benefit of the Trust/Company;

•

retaliate against any other Covered Officer or any employee of the Trust/Company or its affiliated persons for reports of potential violations by the Trust/Company of applicable rules and regulations that are made in good faith; or

•

use material non-public knowledge of portfolio transactions made or contemplated for the series of the Trust/Company to trade personally or cause others to trade personally in contemplation of the market effect of such transactions.

Each Covered Officer must discuss certain material conflict of interest situations with the Trust/Company’s Chief Compliance Officer (“CCO”). Examples of such situations include:

•

service as a director, trustee, general partner, or officer of any unaffiliated business organization. This rule does not apply to charitable, civic, religious, public, political, or social organizations, the activities of which do not conflict with the interests of the Trust/Company;

•	the receipt of any gifts, excluding branded promotional items valued at U.S. $50 or less;

•

the receipt of any entertainment from any company with which the Trust/Company has current or prospective business dealings unless such entertainment is business-related, reasonable in cost, appropriate as to time and place, and not so frequent as raise any question of impropriety;

•

any ownership interest in, or any consulting or employment relationship with, any of the Trust/Company’s service providers, other than its investment adviser, principal underwriter, administrator, sub-administrator, transfer agent, custodian or any affiliated person thereof; and

•

a direct or indirect financial interest in commissions, transaction charges or spreads paid by the Trust/Company for effecting portfolio transactions or for selling or redeeming shares other than an interest arising from the Covered Officer’s employment, such as compensation or equity ownership.

III.	Disclosure and Conduct

•

Each Covered Officer should not knowingly misrepresent, or cause others to misrepresent, facts about the Trust/Company to others, whether within or outside the Trust/Company, including to the Trust/Company’s Board, the Trust/Company’s Qualified Legal and Compliance Committee (“QLCC”) or, if the Trust/Company does not have a QLCC, the Trust/Company’s Audit Committee, and the Trust/Company’s independent auditors, and to governmental regulators and self-regulators and self-regulatory organizations.

•

Each Covered Officer should, to the extent appropriate within his or her area of responsibility, consult with other officers and employees of the Trust/Company and its service providers with the goal of promoting full, fair, accurate, timely and understandable disclosure in the reports and documents the Trust/Company files with, or submits to, the SEC and in other public communications made by the Trust/Company.

•

Each Covered Officer will exhibit and promote the highest standards of honest and ethical conduct through the establishment and operation of policies and procedures that encourage professional integrity in all aspects of the Trust/Company’s operations.

IV.	Compliance with Applicable Laws and Regulations

•

The Trust/Company’s CCO is responsible for applying this Code to specific situations in which questions are presented under it and has the authority to interpret this Code in any particular situation. However, any approvals or waivers sought by the Covered Officers will be considered by the QLCC or, if the Trust/Company does not have a QLCC, the Trust/Company’s Audit Committee.

•	It is the responsibility of each Covered Officer to promote compliance with the standards and restrictions imposed by applicable laws, rules and regulations.

•	In the event of any question of interpretation of the requirements under this Code, Covered Officers shall consult with the CCO in order to assure compliance with the Code.

V.	Reporting and Accountability

Each Covered Officer must:

•

upon adoption of this Code (or thereafter as applicable, upon becoming a Covered Officer), sign and return a report in the form of Exhibit B to the Trust/Company’s compliance officer affirming that he or she has received, read, and understands the Code;

•	annually sign and return a report in the form of Exhibit C or D to the Trust/Company’s compliance officer as an affirmation that he or she has complied with the requirements of the Code; and

•	notify the Trust/Company’s CCO promptly if he or she knows of any violation of this Code. Failure to do so is itself a violation of this Code.

The Trust/Company will follow these procedures in investigating and enforcing this Code:

•	The CCO will take all appropriate actions to investigate any potential violations reported to him/her.

•	If, after such investigation, the CCO believes that no violation has occurred, the CCO is not required to take any further action.

•	Any matter that the CCO believes is a violation of this Code will be reported to the Trust/Company’s QLCC or, if the Trust/Company does not have a QLCC, the Trust/Company’s Audit Committee.

•

If the Board, after consultation with the QLCC or, if the Trust/Company does not have a QLCC, the Trust/Company’s Audit Committee, concurs that a violation has occurred, it will notify the appropriate personnel of the applicable service provider and may dismiss the Covered Officer as an officer of the Trust/Company.

•	The QLCC or, if the Trust/Company does not have a QLCC, the Trust/Company’s Audit Committee, will be responsible for granting waivers of provisions of this Code, as appropriate.

•	Any changes to or waivers of this Code will, to the extent required, be disclosed as provided by SEC rules.

VI.	Other Policies and Procedures

This Code shall be the sole code of ethics adopted by the Trust/Company for purposes of Section 406 of the Sarbanes-Oxley Act of 2002 and the rules and forms applicable to registered investment companies thereunder. Insofar as other policies or procedures of the Trust/Company, the Trust/Company’s investment adviser, principal underwriter, or other service providers govern or purport to govern the behavior or activities of the Covered Officers who are subject to this Code, they are superseded by this Code to the extent that they overlap or conflict with the provisions of this Code. The Trust/Company’s investment adviser’s and principal underwriter’s codes of ethics under Rule 17j-1 under the Investment Company Act and the investment adviser’s more detailed policies and procedures are separate requirements applying to the Covered Officers and others, and are not part of this Code.

VII.	Amendments

Any amendments to this Code, other than amendments to Exhibit A, must be approved or ratified by a majority vote of the Board, including a majority of Independent Trustees/Directors.

VIII.	Confidentiality

All reports and records prepared or maintained pursuant to this Code will be considered confidential and shall be maintained and protected accordingly. Except as otherwise required by law or this Code, such matters shall not be disclosed to anyone other than the Trust/Company’s Board, QLCC or Audit Committee.

IX.	Internal Use

The Code is intended solely for the internal use by the Trust/Company and does not constitute an admission, by or on behalf of the Trust/Company, as to any fact, circumstance, or legal conclusion.

X.	Sanctions

Any violation of the rules and requirements set forth in this Code may result in the imposition of such sanctions as the Board, after review by the QLCC or, if the Trust/Company does not have a QLCC, the Trust/Company’s Audit Committee, and its recommendation to the Board, may deem appropriate under the circumstances. These sanctions can include, but are not limited to:

•	Dismissal for cause;

•	Removal or suspension from office;

•	Restitution to the damaged party; and/or

•	Monetary fines.

EXHIBIT A

Persons Covered by this Code of Conduct for SSGA Funds, State Street Master Funds, State Street Institutional Investment Trust, Elfun Trusts, Elfun International Equity Fund, Elfun Income Fund, Elfun Tax-Exempt Income Fund, Elfun Diversified Fund, Elfun Government Money Market Fund, and State Street Navigator Securities Lending Trust:

Ellen M. Needham, President and Principal Executive Officer

Bruce S. Rosenberg, Treasurer and Principal Financial Officer

Persons Covered by this Code of Conduct for State Street Institutional Funds and State Street Variable Insurance Series Funds, Inc.:

Bruce S. Rosenberg, Treasurer and Principal Financial Officer

Jeanne M. LaPorta, President and Principal Executive Officer

EXHIBIT B

INITIAL CERTIFICATION FORM

This is to certify that I have read and understand the Code of Conduct for Principal Executive and Principal Financial Officers of SSGA Funds, State Street Master Funds, State Street Institutional Investment Trust, Elfun Trusts, Elfun International Equity Fund, Elfun Income Fund, Elfun Tax Exempt Income Fund, Elfun Diversified Fund, Elfun Government Money Market Fund, State Street Navigator Securities Lending Trust, State Street Institutional Funds and State Street Variable Insurance Series Funds, Inc. and that I recognize that I am subject to the provisions thereof and will comply with the policy and procedures stated therein.

Please sign your name here:

Please print your name here:

Please date here:

EXHIBIT C

ANNUAL CERTIFICATION FORM

This is to certify that I have read and understand the Code of Conduct for Principal Executive and Principal Financial Officers of SSGA Funds, State Street Master Funds, State Street Institutional Investment Trust, Elfun Trusts, Elfun International Equity Fund, Elfun Income Fund, Elfun Tax Exempt Income Fund, Elfun Diversified Fund, Elfun Government Money Market Fund, and State Street Navigator Securities Lending Trust (the “Code”) and that I recognize that I am subject to the provisions thereof and will comply with the policy and procedures stated therein.

This is to further certify that I have complied with the policies and procedures set forth in the Code during my tenure as a Covered Officer, as defined in the Code.

Please sign your name here:

Please print your name here:

Please date here:

EXHIBIT D

ANNUAL CERTIFICATION FORM

This is to certify that I have read and understand the Code of Conduct for Principal Executive and Principal Financial Officers of State Street Institutional Funds and State Street Variable Insurance Series Funds, Inc., (the “Code”) and that I recognize that I am subject to the provisions thereof and will comply with the policy and procedures stated therein.

This is to further certify that I have complied with the policies and procedures set forth in the Code during my tenure as a Covered Officer, as defined in the Code.

Please sign your name here:

Please print your name here:

Please date here: